Exhibit 99.2

Coherus Prices Public Offering of Common Stock

REDWOOD CITY, Calif., February 8, 2017 — Coherus BioSciences, Inc. (Nasdaq:CHRS) today announced the pricing of its underwritten public offering of 5,154,640 shares of its common stock at a price to the public of $24.25 per share. All of the shares of the common stock to be sold in the offering will be offered by Coherus. In addition, Coherus has granted the underwriters a 30-day option to purchase up to an additional 773,196 shares of its common stock at the public offering price, less the underwriting discount, solely to cover over-allotments.

Coherus intends to use the net proceeds from this offering for building the sales and marketing infrastructure for CHS-1701, inventory build, manufacturing and related activities to support the potential launch of CHS-1701, ongoing manufacturing and clinical trial activities for CHS-0214 and CHS-1420, and any remaining proceeds for working capital and other general corporate purposes.

The offering is expected to close on or about February 13, 2017, subject to satisfaction of customary closing conditions.

J.P. Morgan and Citigroup are acting as joint book-running managers for the offering. Cowen and Company and BMO Capital Markets are acting as lead managers for the offering.

A registration statement (including a prospectus) relating to these securities has been filed with the U.S. Securities and Exchange Commission (SEC) and became effective on January 21, 2016. This offering is being made solely by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by contacting J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 866-803-9204, email: prospectus-eq_fi@jpmchase.com; or Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of industry veterans with expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus’ goal is to become a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities including market opportunities, expectations, goals, objectives, strategies, product pipeline, clinical studies, product development, and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding completion, timing, size and use of proceeds of the proposed public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, please refer to the Company’s preliminary prospectus supplement filed with the SEC on February 7, 2017, including the documents incorporated by reference therein, which includes its Annual Report on Form 10-K filed with the SEC on February 29, 2016, its Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2016, August 9, 2016 and November 9, 2016 and its subsequent periodic reports filed with the SEC.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527